Exhibit 10.K1

SUMMARY OF COMPENSATION PROGRAM OF

NON-EMPLOYEE DIRECTORS OF VIAD CORP

AS OF FEBRUARY 23, 2016

Board of Directors

     Annual Retainer$45,000

    Meeting Attendance Fee$1,600

     Restricted Stock (Annual Grant)1Value of $100,000

Independent Chairman of Board of Directors

     Annual Retainer$100,000

Audit Committee

     Meeting Attendance Fee $1,500

     Committee Chairman Annual Retainer $20,000

Corporate Governance and Nominating Committee

     Meeting Attendance Fee $1,500

     Committee Chairman Annual Retainer$10,000

Human Resources Committee

     Meeting Attendance Fee $1,500Committee Chairman Annual Retainer$17,500

Additional Benefits2

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[1]

The annual grant occurs in February of each year and vests 100% three years from the date of the grant, in accordance with the terms and conditions of the form of Restricted Stock Agreement for Outside Directors, effective as of February 25, 2008, pursuant to the 2007 Viad Corp Omnibus Incentive Plan, filed as Exhibit 10.F to Viad Corp’s Form 8-K filed February 28, 2008, or the successor form of such restricted stock agreement filed thereafter.

[2]

Non-employee directors may participate in the Directors' Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax exempt status under Section 501(c)(3) of the Internal Revenue Code. Viad Corp also provides non-employee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.